Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: Jill Hart
Franklin Electric Co., Inc.
260.824.2900

Jennifer Wolfenbarger Joins Franklin Electric as Chief Financial Officer, Bringing Extensive Financial Leadership in Global Operations

Fort Wayne, Indiana – July 7, 2025 - Franklin Electric Co., Inc. (NASDAQ: FELE) announced today that Jennifer Wolfenbarger has been appointed Chief Financial Officer (CFO) and Chief Accounting Officer. As a core member of the executive leadership team, Wolfenbarger will help shape the company’s financial future by enabling growth and overseeing fiscal accountability for the entire organization.

Wolfenbarger has served in divisional CFO roles at some of the country’s most recognizable and growth-minded manufacturing companies, including Caterpillar, Stryker and most recently Owens Corning. In her role at Owens Corning, Wolfenbarger oversaw strategic planning, investor relations, compliance and financial reporting for the company’s $4 billion global insulation business. This included 50 manufacturing and distribution sites around the world.

“Jennifer’s experience is exceptional, and we could not have selected a more well-rounded and dynamic candidate to fill this position,” said Joe Ruzynski, CEO of Franklin Electric. “She is value-driven to the core, and her passion for implementing continuous improvement will be an incredible asset to our people, our shareholders and our customers.”

Throughout Wolfenbarger’s career, she has lent her financial expertise to her community, serving as the Treasurer on three not-for-profit boards. While at Owens Corning, she was the executive sponsor for the company’s Latin America Women’s Initiative Network, and she often mentors at Indiana University’s Kelley School of Business, providing professional guidance. Her career has taken her to the United Kingdom, Brazil, the Netherlands, Maryland, Michigan, South Carolina, Georgia, Illinois and Ohio. She is excited to be returning to her Indiana roots in her new role and will be relocating to the Fort Wayne area.

“This is an incredible opportunity to support Franklin Electric’s commitment to growth and innovation,” said Wolfenbarger. “I’m thrilled to work alongside a highly talented and dedicated global team that values collaboration, teamwork, growth and development.”

About Franklin Electric
Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies 2024, Most Trustworthy Companies 2024, and Greenest Companies 2025; Best Places to Work in Indiana 2024; and America’s Climate Leaders 2024 by USA Today.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.